SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of report (Date of earliest event reported):
                     September 20, 2001(September 12, 2001)

                      PARADISE MUSIC & ENTERTAINMENT, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                          DELAWARE 001-12635 13-3906452
             ------------------------------------------------------
    (State or other jurisdiction      (Commission           (IRS Employer
     of incorporation)                 File Number)          Identification No.)

                  53 West 23rd Street, New York, New York 10010
             ------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (212) 590-2100

             ------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. Other Events.

      In a press release dated September 20, 2001, the Company announced that its Straw Dogs, Inc. ("Straw Dogs") subsidiary discontinued operations effective immediately due to weak marketplace conditions, continuing substantive losses, and negative outlook for business for the balance of the year. The Company also announced that it terminated the services of Craig Rodgers, President of Straw Dogs, based upon certain actions taken by Mr. Rodgers in violation of the terms of his employment agreement. The press release further stated that Mr. Rodgers claims that he terminated his employment based upon violations of the Company. Additionally, the Company announced that Jesse Dylan and Jeff Rosen each resigned from the Board of Directors of Paradise Music & Entertainment, Inc. as of September 12, 2001. A copy of the press release relating to the events in this Item 5 is attached as Exhibit 99.1.

ITEM 7. Financial Statements and Exhibits.

(c) List of Exhibits

      99.1 Press Release relating to the announcement that Straw Dogs Inc. has discontinued operations issued by the Company on September 19, 2001.

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Paradise Music & Entertainment, Inc.

                              By: /s/ Kelly T. Hickel
                              ---------------------------------------------
                              Kelly T. Hickel, Chairman and President

Date: September 20, 2001